Exhibit 99.1

Castellum Announces the Award of Multiple Missile Defense Agency SHIELD IDIQ Contracts

VIENNA, Va., Dec. 08, 2025 (GLOBE NEWSWIRE) -- Castellum, Inc. (NYSE-American: CTM) (“Castellum” or “CTM”), a cybersecurity, electronic warfare, and software engineering services company focused on the federal government, announces that its Specialty Systems, Inc. (“SSI”) subsidiary, CTM Joint Venture (“JV”), C-K2 mentor protégé JV, and Epic Specialty Systems mentor protégé JV have all been awarded contracts to the Missile Defense Agency (“MDA”) SHIELD Multiple Award IDIQ contract vehicle. The MDA requires an advanced, multi-domain defense system capable of detecting, tracking, intercepting, and neutralizing threats to the United States homeland, its deployed forces, allies, and friends across all phases of flight from ballistic, hypersonic, and cruise missiles, as well as other advanced aerial attacks. This contract will support national defense objectives by ensuring continuous, layered protection against air, missiles, space, cyber, and hybrid threats originating from any vector: land, sea, air, space, or cyberspace. This effort supports services and supplies of both classified and unclassified programs on multiple security domains.

The contract will also provide rapid delivery of innovative capabilities to the warfighter with increased speed and agility, leveraging artificial intelligence and machine learning-enabled applications where pertinent, and maximizing use of digital engineering, open systems architectures, model-based systems engineering, and agile processes in the acquisition, development, fielding, and sustainment of these capabilities.

“This award underscores Castellum’s commitment to delivering cutting-edge, AI-enabled, multi-domain solutions to our nation’s most critical defense challenges. Building on the strengths of our subsidiaries, JV partnerships, and ongoing support to Electronic Warfare programs, we are prepared to accelerate innovation and provide resilient capabilities that enhance readiness and strengthen America’s defensive posture,” said Drew Merriman, Chief Operating Officer of Castellum.

“These are strategic, important wins for us. Our collective successes across our company and JV Mentor-Protégé partners are the direct result of our outstanding business growth team's superb execution of our organic growth strategy. We are now in an optimal position to offer the best technology solutions, products, and technical services, and to directly support the Department of War through MDA to help solve their most complex challenges and protect our nation and our citizens against the rapidly growing threat of ‘state-of-the-art’ missile threats. We are honored to support MDA in rapidly fielding advanced, open-architecture capabilities that provide integrated layered protection for our nation and allies,” said Glen Ives, President and Chief Executive Officer of Castellum.

About Castellum, Inc.

Castellum, Inc. (NYSE-American: CTM) is a cyber, electronic and information warfare (“EW/IW”), software development, engineering, and C5ISR services company focused on the federal government - https://castellumus.com/.

Cautionary Statement Concerning Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company’s expectations or beliefs concerning future events and can generally be identified by the use of statements that include words such as “estimate,” “project,” “believe,” “anticipate,” “shooting to,” “intend,” “plan,” “foresee,” “likely,” “will,” “would,” “appears,” “goal,” “target” or similar words or phrases. Forward-looking statements include, but are not limited to, statements regarding the Company’s expectations for revenue growth and new customer opportunities, improvements to cost structure, and profitability. Forward-looking statements include, but are not limited to, statements regarding the Company’s expectations for revenue growth and new customer opportunities including opportunities arising from the award in support of MDA SHIELD Multiple Award IDIQ contract vehicle and other customers, improvements to cost structure, and profitability. These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, among others: the Company’s ability to compete against new and existing competitors; its ability to effectively integrate and grow its acquired companies; its ability to identify additional acquisition targets and close additional acquisitions; the impact on the Company’s revenue due to a delay in the U.S. Congress approving a federal budget, operating under a prolonged continuing resolution, government shutdown, or breach of the debt ceiling, as well as the imposition by the U.S. government of sequestration in the absence of an approved budget; the ability of the U.S. federal government to unilaterally cancel a contract with or without cause, and more specifically, the potential impact of the U.S. DOGE Service Temporary Organization on government spending and terminating contracts for convenience. For a more detailed description of these and other risk factors, please refer to the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”) which can be viewed at www.sec.gov. All forward-looking statements are inherently uncertain, based on current expectations and assumptions concerning future events or future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. The Company expressly disclaims any intent or obligation to update any of the forward-looking statements made in this release or in any of its SEC filings except as may be otherwise stated by the Company.

Contact:

Glen Ives
President and Chief Executive Officer
Phone: (703) 752-6157
info@castellumus.com
https://castellumus.com

A photo accompanying this announcement is available at https://www.globenewswire.com/NewsRoom/AttachmentNg/2453131e-e942-4b62-acdd-2196b7a799f8